                                                                  EXHIBIT 99(C)
                                                                   FORM OF NOTE


REGISTERED                                                      PRINCIPAL AMOUNT
                                                                  OR FACE AMOUNT

No. FX-                SALOMON SMITH BARNEY HOLDINGS INC.                  CUSIP
                           MEDIUM-TERM NOTE, SERIES H

                                  (FIXED RATE)

                  Due More Than Nine Months from Date of Issue

IF APPLICABLE, THE "TOTAL AMOUNT OF OID" AND "YIELD TO MATURITY" SET FORTH BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES

Issue Price:                       Original Issue Date:

Interest Rate:                     Stated Maturity:

Specified Currency (If other than U.S. dollars):

Authorized Denominations:
         (If other than as set forth in the Prospectus Supplement)

Dual Currency Note:    / / Yes  (see attached)  / / No

         Optional Payment Currency:

         Designated Exchange Rate:

Interest Payment Dates:                    Accrue to Pay:    / / Yes  / / No

Indexed Principal Note:    / / Yes  (see attached)    / / No

Interest Rate Reset / / The Interest Rate may not be changed prior to Stated Maturity.

                    / / The Interest Rate may be changed prior to Stated Maturity (see attached).

Optional Reset Dates (if applicable):

Amortizing Note:    / / Yes   / /  No

         Amortization Schedule:

Optional Redemption:    / / Yes  / / No

         Optional Redemption Dates:

         Redemption Prices:
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Bond Yield to Maturity:                        Bond Yield to Call:

Optional Repayment:    / / Yes  / / No

         Optional Repayment Dates:             Optional Repayment Prices:

Optional Extension of Stated Maturity:    / / Yes  / / No

         Final Maturity:

Discount Note:    / / Yes  / / No

         Total Amount of OID:                  Yield to Maturity:

Renewable Note: / / Yes  (see attached)  / / No

         Special Election Interval (if applicable):

         Amount (if less than entire principal amount) as to which election may be exercised:


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
                  SALOMON SMITH BARNEY HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received hereby promises to pay CEDE & Co. or registered assigns, (a) the Principal Amount or, in the case of an Indexed Principal Note, the Face Amount adjusted by reference to prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities or by such other objective price, economic or other measures (an "Index") as described on the face hereof or in the Pricing Supplement attached hereto or delivered herewith, in the Specified Currency on the Stated Maturity shown above or earlier if and to the extent so provided herein and (b) to pay accrued interest on the Principal Amount then outstanding (or in the case of an Indexed Principal Note, the Face Amount then outstanding) at the Interest Rate shown above from the Original Issue Date shown above or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears on the Interest Payment Dates specified on the face of this Note and at Maturity, until, in either case, the Principal Amount then outstanding or the Face Amount is paid or duly provided for in accordance with the terms hereof. Unless otherwise specified herein, interest on this Note, if any, will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which, (other than interest payable at Maturity) shall be the date (whether or not a Business Day) fifteen calendar days immediately preceding such Interest Payment Date, and, in the case of interest payable at Stated Maturity, shall be the Stated Maturity of this Note. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and the related Interest Payment Date, the interest so payable for the period from the Original Issue Date to such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Registered Holder hereof on the related Regular Record Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder hereof on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Registered Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. If an Interest Payment Date with respect to any Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; provided, however, that any payment required to be made in respect of such Note on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. However, if with respect to any Note for which "Accrue to Pay" is specified on the face hereof, and any Interest Payment Date with respect to such Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day before such Interest Payment Date.

                  For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency shown above (as defined below) is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of the Euro, shall be Brussels, Belgium).

                  If this Note is an Amortizing Note as shown on the face hereof, a portion or all the principal amount of the Note is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an index (as described above).

                  The principal hereof and any premium and interest hereon are payable by the Company in the Specified Currency shown above. If the Specified Currency shown above is other than U.S. dollars, the Company will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof. The Holder hereof may, if so indicated above, elect to receive all payments in respect hereof in the Specified Currency by delivery of a written notice to the Trustee not later than fifteen calendar days prior to the applicable payment date. Such election will remain in effect until revoked by written notice to the Trustee received not later than fifteen calendar days prior to the applicable payment date. If the Company determines that the Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions or within the international banking community, then the Holder hereof may not so elect to receive payments in the Specified Currency, and any such outstanding election shall be automatically suspended, and payments shall be in U.S. dollars, until the Company determines that the Specified Currency is again available for making such payments.

                  Payments of interest in U.S. dollars (other than interest payable at Maturity) will be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register on the applicable Record Date, provided, that, if the Holder hereof is the Holder of U.S. $10,000,000 (or the equivalent thereof in a currency other than U.S. dollars determined as provided on the reverse hereof) or more in aggregate principal amount of Registered Notes of like tenor and term, such U.S. dollar interest payments will be made by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee not less than fifteen calendar days prior to the applicable Interest Payment Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder shall provide appropriate wire transfer instructions to the Trustee and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. The principal hereof and any premium and interest hereon payable at Maturity will be paid in immediately available funds upon surrender of this Note at the corporate trust office or agency of the Trustee located in the City and State of New York.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF AND IN ANY PRICING SUPPLEMENT ATTACHED HERETO OR DELIVERED HEREWITH, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.


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
                  This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by The Bank of New York, or its successor, as Trustee.

                  IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.

Dated:

                                         SALOMON SMITH BARNEY HOLDINGS INC.


                                         By
                                            --------------------------------
                                            Authorized Officer

[Seal]

                                         Attest:
                                                 ---------------------------
                                                 Secretary

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes issued under the within-mentioned Indenture.

                                         THE BANK OF NEW YORK,
                                           as Trustee


                                         By
                                            --------------------------------
                                            Authorized Officer

                       SALOMON SMITH BARNEY HOLDINGS INC.
                           MEDIUM-TERM NOTE, SERIES H
                                  (FIXED RATE)



General

                  This Note is one of a series of duly authorized debt securities of the Company (the "Debt Securities") issued or to be issued in one or more series under an indenture, dated as of October 23, 1993, as amended (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture) to which indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. The U.S. dollar equivalent of the public offering price or purchase price of Notes denominated in currencies other than U.S. dollars will be determined by the Company or its agent, as exchange rate agent for the Notes (the "Exchange Rate Agent") on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such currencies on the applicable issue dates.

                  Unless otherwise specified above, the authorized denominations of Registered Notes denominated in U.S. dollars will be U.S.$1,000 and any larger amount that is an integral multiple of U.S.$1,000. The authorized denominations of Registered Notes denominated in a currency other than U.S. dollars will be as set forth on the respective faces thereof.

                  Each Registered Note will be issued initially as either a Book-Entry Note or, if so specified above, a Certificated Note. Book-Entry Notes will not be exchangeable for Certificated Notes and, except as otherwise provided in the Indenture, will not otherwise be issuable as Certificated Notes.

Fixed Rate Notes

                  This Note will bear interest from its Original Issue Date, or from the last Interest Payment Date to which interest has been paid or duly provided for, at the Interest Rate stated on the face hereof until the principal amount hereof is paid or made available for payment, except as otherwise described below under "Subsequent Interest Periods" and "Extension of Maturity", and except that if so specified in the attached Pricing Supplement, the rate of interest payable may be subject to adjustment as specified therein.

                  Unless otherwise set forth herein, interest on this Note will be payable semiannually in arrears on the Interest Payment Dates set forth above and at Stated Maturity. If an Interest Payment Date with respect to any Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; provided, however, that any payment required to be made in respect of such Note on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. However, if with respect to any Note for which "Accrue to Pay" is specified on the face hereof, and any Interest Payment Date with respect to such Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day before such Interest Payment Date.

                  Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day before such Interest Payment Date. Unless otherwise specified herein, interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months ("30 over 360") or in the case of an incomplete month, the number of days elapsed.

Subsequent Interest Periods

                  If so specified on the face hereof, the Interest Rate on this Note may be reset by the Company on the date or dates specified on the face hereof (each an "Optional Reset Date"). Not later than 40 days prior to each Optional Reset Date, the Trustee will mail to the Holder of this Note a notice (the "Reset Notice"), first class, postage prepaid, indicating whether the Company has elected to reset the Interest Rate, and if so, (i) such new Spread or Spread Multiplier and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date, or, if there is no such next Optional Reset Date, to the Stated Maturity of this Note (each such period, a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period. Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the Interest Rate provided for in the Reset Notice and establish a higher Spread or Spread Multiplier for the Subsequent Interest Period by causing the Trustee to mail notice of such higher Spread or Spread Multiplier to the Holder of this Note. Such notice shall be irrevocable. All Registered Notes with respect to which the Interest Rate is reset on an Optional Reset Date will bear such higher Spread or Spread Multiplier.

                  The Holder of this Note will have the option to elect repayment by the Company on each Optional Reset Date at a price equal to the principal amount hereof, plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth below for optional repayment, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date, and except that if the Holder has tendered this Note for repayment pursuant to a Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender for repayment until the close of business on the tenth day before the Optional Reset Date.

Indexed Notes

                  If this Note is an Indexed Principal Note, then the principal amount payable at Stated Maturity or earlier redemption or retirement, is determined by reference to the amount designated on the face hereof as the Face Amount of this Note and by reference to the Index as described on the face hereof. If this Note is an Indexed Principal Note, the principal amount payable at Stated Maturity or any earlier redemption or repayment of this Note may be different from the Face Amount. If the determination of the Index is calculated or announced by a third party, which may be an affiliate of the Company, and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time this Note was issued and permitted changes described on the face hereof), then such Index shall be calculated for this Note's purposes by another third party, which may be an affiliate of the Company, selected by the Company subject to the same conditions and controls as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed principal amount of this Note shall be calculated in the manner described on the face hereof. Any determination of such third party shall in the absence of manifest error be binding on all parties.

Specified Currency

                  If the Specified Currency is other than U.S. dollars, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Company or its agent based on the highest firm bid quotation expressed in U.S. dollars received by the Company or its agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted) from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent (one or more of which may be an agent involved in the distribution of the Notes (an "Agent") and another of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all Registered Notes denominated in such Specified Currency. All currency exchange costs will be borne by the Holders of such Registered Notes by deductions from such payments. If no such bid quotations are available, then such payments will be made in the Specified Currency, unless the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described in the next paragraph.

Payments in Currencies other than the Specified Currency

                  Except as set forth below, if any payment in respect hereof is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then such payment shall be made in U.S. dollars until such currency is again available or so used. The amount so payable in such foreign currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated on the face hereof. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture.

                  In the event of an official redenomination of the Specified Currency of this Note (other than as a result of European Monetary Union, but including without limitation an official redenomination of any such Specified Currency that is a composite currency), the obligations of the Company with respect to payments on this Note shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. This Note does not provide for any adjustment to any amount payable under this Note as a result of (i) any change in the value of the Specified Currency hereof relative to any other currency due solely to fluctuations in exchange rates or (ii) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated). In the event of European Monetary Union, the procedures described in this paragraph shall not apply, and the obligations of the Company with respect to payments on this Note shall instead be determined as set forth in the following paragraph.

                  Stage III of the European Economic and Monetary Union ("Stage III") is presently scheduled to commence on January 1, 1999 for those member states of the European Union that satisfy the economic convergence criteria set forth in the Treaty on European Union. Certain of the foreign currencies in which this Note may be denominated or payments in respect of this Note may be due or by which amounts due on the Notes may be calculated are issued by countries that are signatories to such Treaty (any such country, a "Relevant Jurisdiction" with respect to such Note). Stage III includes the introduction of a single currency (the "Euro") which will be legal tender in such member states. It is anticipated that the European Union will adopt regulations or other legislation providing specific rules for the introduction of the Euro in substitution for the respective current national currencies of such member states, which regulations or legislation may be supplemented by legislation of the individual member states. In the event that any Relevant Jurisdiction adopts the Euro, the laws and regulations of the European Union (and, if any, of such Relevant Jurisdiction) relating to the Euro implemented pursuant to or by virtue of the Treaty on European Union shall apply to this Note and the Indenture, and, except as provided in the following paragraph, the payment of principal of, or interest on, or any other amounts in respect of this Note or the calculation of amounts due thereon at any time after the official date of introduction of the Euro by the Relevant Jurisdiction shall be effected in Euro in conformity with any such legally applicable measures. If, following the introduction of the Euro by a Relevant Jurisdiction, the Company has the option, pursuant to legally applicable measures, to make payments of principal of, or interest on or any other amounts in respect of, this Note, or to calculate amounts due thereon in either the current national currency of such Relevant Jurisdiction or Euro, the Company will make such payments or calculations in such national currency or Euro at its sole discretion. To the extent that the terms and conditions of this Note require the rounding up or down of certain amounts or quotations expressed in Euro, such rounding will be made to the smallest currency unit of the Euro. The circumstances and consequences described in this paragraph and any resultant amendment to the terms and conditions of this Note will not entitle any Holder hereof (i) to any legal remedy, including, without limitation, redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of this Note or the Indenture, or (ii) to raise any defense or make any claim (including, without limitation, claims of breach, force majeure, frustration of purpose or impracticability) or any other claim for compensation, damages or any other relief, nor will any such events affect any of the other obligations of the Company under this Note or the Indenture.


Dual Currency Notes

                  If this Note is specified on the face hereof as a Dual Currency Note, the Company may have a one time option, exercisable on one or more dates (each an "Option Election Date") in whole, but not in part, with respect to all Notes issued on the same day and having the same terms (a "Tranche"), of thereafter making all payments of principal, premium, if any, and interest (which payments would otherwise be made in the Specified Currency of such Notes) in an optional currency (the "Optional Payment Currency").

                  If the Company makes such an election, the amount payable in the Optional Payment Currency shall be determined using the Designated Exchange Rate specified in the applicable Pricing Supplement. If such election is made, notice of such election shall be mailed in accordance with the terms of the applicable Tranche of Dual Currency Notes within two Business Days of the Option

Election Date and shall state (i) the first date, whether an Interest Payment Date and/or Stated Maturity, in which scheduled payments in the Optional Payment Currency will be made and (ii) the Designated Exchange Rate. Any such notice by the Company, once given, may not be withdrawn. The equivalent value in the Specified Currency of payments made after such an election may be less, at the then current exchange rate, than if the Company had made such payment in the Specified Currency.

Renewable Notes

                  If this Note is specified on the face hereof as a Renewable Note, this Note will mature on an Interest Payment Date occurring in or prior to the twelfth month following the Original Issue Date of this Note (the "Initial Maturity Date") unless the term of all or any portion of this Note is renewed in accordance with the following procedures:

                  On the Interest Payment Date occurring in the sixth month (unless a different interval (the "Special Election Interval") is specified on the face hereof) prior to the Initial Maturity Date of a this Note (the "Initial Renewal Date") and on the Interest Payment Date occurring in each sixth month (or in the last month of each Special Election Interval) after such Initial Renewal Date (each, together with the Initial Renewal Date, a "Renewal Date"), the term of this Note may be extended to the Interest Payment Date occurring in the twelfth month (or, if a Special Election Interval is specified on the face hereof, the last month in a period equal to twice the Special Election Interval) after such Renewal Date, if the Holder of this Note elects to extend the term of this Note or any portion thereof as described below. If the Holder does not elect to extend the term of any portion of the principal amount of this Note during the specified period prior to any Renewal Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Renewal Date (the "New Maturity Date").

                  The Holder may elect to renew the term of this Note, or if so specified, any portion thereof, by delivering a notice to such effect to the Trustee (or any duly appointed paying agent) at the corporate trust office of the Trustee or agency of the Trustee in the City of New York not less than 15 nor more than 30 days prior to such Renewal Date. Such election will be irrevocable and will be binding upon each subsequent holder of this Note. An election to renew the term of this Note may be exercised with respect to less than the entire principal amount of this Note only if so specified on the face hereof and then only in such principal amount, or any integral multiple in excess thereof, as is specified on the face hereof. Notwithstanding the foregoing, the term of this Note may not be extended beyond the Stated Maturity specified for this Note on the face hereof.

                  If the Holder does not elect to renew the term, this Note must be presented to the Trustee (or any duly appointed paying agent) and, as soon as practicable following receipt of such Note the Trustee (or any duly appointed paying agent) shall issue in exchange therefore in the name of such Holder (i) a Note, in a principal amount equal to the principal amount of such exchanged Note for which no election to renew the term thereof was exercised, with terms identical to those specified on such exchanged Note (except that such Note shall have a fixed, nonrenewable Stated Maturity on the New Maturity Date) and (ii) if an election to renew is made with respect to less than the full principal amount of such Holder's Note, a replacement Renewable Note, in a principal amount equal to the principal amount of such exchanged Note for which the election to renew was made, with terms identical to the exchanged Note.

Extension of Maturity

                  If so specified on the face hereof, the Maturity of this Note may be extended at the option of the Company for the period or periods of whole years specified on the face hereof (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth on the face hereof. If the Company exercises such option, the Trustee will mail to the Holder of this Note not later than 40 days prior to the old Stated Maturity a notice (the "Extension Notice") first class, postage prepaid indicating (i) the election of the Company to extend the Maturity, (ii) the new Stated Maturity, (iii) the Interest Rate applicable to the Extension Period, and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee's mailing of the Extension Notice, the Maturity of this Note shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Notice.

                  Notwithstanding the foregoing, not later than 20 days prior to the old Stated Maturity of this Note, the Company may, at its option, revoke the Interest Rate provided for in the Extension Notice and establish a higher Spread or Spread Multiplier for the Extension Period by causing the Trustee to mail notice of such higher Spread or Spread Multiplier, first class, postage prepaid to the Holder of this Note. Such notice shall be irrevocable. All Registered Notes with respect to which the Maturity is extended will bear such higher Spread or Spread Multiplier.

                  If the Company extends the Maturity of this Note, the Holder will have the option to elect repayment of this Note by the Company on the old Stated Maturity at a price equal to the principal amount hereof, plus interest accrued to such date. In order to obtain repayment on such old Stated Maturity once the Company has extended the Maturity hereof, the Holder must follow the procedures set forth below for optional repayment, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days before the such old Stated Maturity, and except that if the Holder has tendered this Note for repayment pursuant to an Extension Notice, the Holder may, by written notice to the Trustee, revoke such tender for repayment until the close of business on the tenth calendar day before the old Stated Maturity.

Optional Redemption, Repayment and Repurchase

                  If so specified on the face hereof, the Company may, at its option, redeem this Note in whole or in part, on the date or dates (each an "Optional Redemption Date") specified herein, at the price (the "Redemption Price")(together with accrued interest to such Optional Redemption Date) specified herein. Unless otherwise stated herein, the Company may exercise such option with respect to this Note by notifying the Trustee for this Note at least 45 days prior to any Optional Redemption Date. At least 30 but not more than 60 days prior to the date of redemption, the Trustee shall mail to the Holder a notice of such redemption at least 30 but not more than 60 days prior to the date of redemption unless otherwise specified on the face hereof. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued to the Holder hereof upon the cancellation hereof.

                  If so specified on the face hereof, this Note will be repayable prior to Maturity at the option of the Holder on the Optional Repayment Dates shown on the face hereof at the Optional Repayment Prices shown on the face hereof, together with accrued interest to the date of repayment. In order for this Note to be repaid, the Trustee must receive at least 30 but not more than 45 days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect

Repayment" duly completed; or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with form duly completed must be received by the Trustee by such fifth Business Day. Any tender of this Note for repayment (except pursuant to a Reset Notice or an Extension Notice) shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note provided that the principal amount of this Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, this Note shall be canceled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note.

                  Unless otherwise specified on the face hereof, this Note will not be subject to any sinking fund.

                  Notwithstanding anything herein to the contrary, if this Note is a Discount Note, the amount payable in the event of redemption or repayment prior to the Stated Maturity hereof (other than pursuant to an optional redemption by the Company at a stated Redemption Price), in lieu of the principal amount due at the Stated Maturity hereof, shall be the Amortized Face Amount of this Note as of the redemption date or the date of repayment, as the case may be. The Amortized Face Amount of this Note on any date shall be the amount equal to (i) the Issue Price set forth on the face hereof plus (ii) that portion of the difference between such Issue Price and the stated principal amount of such Note that has accrued by such date at (x) the Bond Yield to Maturity set forth on the face hereof or (y) if so specified, the Bond Yield to Call set forth on the face hereof (computed in each case in accordance with generally accepted United States bond yield computation principles), provided, however, that in no event shall the Amortized Face Amount of a Note exceed its stated principal amount. The Bond Yield to Call listed on the face of this Note shall be computed on the basis of the first occurring Optional Redemption Date with respect to such Note and the amount payable on such Optional Redemption Date. In the event that such Note is not redeemed on such first occurring Optional Redemption Date, the Bond Yield to Call with respect to such Note shall be recomputed on such Optional Redemption Date on the basis of the next occurring Optional Redemption Date and the amount payable on such Optional Redemption Date, and shall continue to be so recomputed on each succeeding Optional Redemption Date until the Note is so redeemed.

                  The Company may at any time purchase Registered Notes at any price in the open market or otherwise. Registered Notes so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for such Notes for cancellation.

Other Terms

                  As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Registered Notes of different authorized denominations, as requested by the Person surrendering the same.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Registered Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the Holder hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  If an Event of Default with respect to the Debt Securities of this series shall have occurred and be continuing, the principal of all the Debt Securities of this series may be declared due and payable in this manner and with the effect provided in the Indenture.

                  In case this Note shall at any time become mutilated, destroyed, stolen or lost and this Note or evidence of the loss, theft, or destruction hereof (together with such indemnity and such other documents or proof as may be required by the Company or the Trustee) shall be delivered to the principal corporate trust office of the Trustee, a new Registered Note of like tenor and principal amount will be issued by the Company in exchange for, or in lieu of, this Note. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Registered Note shall be borne by the Holder of this Note.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of Debt Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon the Debt Security.

                  Holders of Debt Securities may not enforce their rights pursuant to the Indenture or the Note except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and the coin or currency, herein prescribed.

                  This Note shall be deemed to be a contract made and to be performed solely in the State of New York and for all purposes be governed by, and construed in accordance with, the laws of said State without regard to the conflicts of law rules of said State.

                  All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -as tenants in common

TEN ENT -as tenants by the entireties

JT ENT -as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT   _________________Custodian________________
                         (Cust)                    (Minor)

Under Uniform Gifts to Minors Act

______________________________________
               (State)

     Additional abbreviations may also be used though not in the above list



                  ____________________________________________

                            OPTION TO ELECT REPAYMENT


         The undersigned hereby irrevocably requests and instructs the Company to repay $__________ principal amount of the within Note, pursuant to its terms, on the "Optional Repayment Date" first occurring after the date of receipt of the within Note as specified below, together with interest thereon accrued to the date or repayment, to the undersigned at:


________________________________________________________________________________

________________________________________________________________________________
           (Please Print or Type Name and Address of the Undersigned)


and to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining principal amount of this Note.


         For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Company within the relevant time period set forth above at its office or agency in the Borough of Manhattan, the City and State of New York, located initially at the office of the Trustee at 101 Barclay Street, Lobby Level, New York, New York 10286,
Attention: Corporate Trust Services Window.


Dated:
                                    ____________________________________________
                                    Note: The signature to this Option to Elect
                                    Repayment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


   Please insert Social Security or Other
       Identifying Number of Assignee


________________________________________________________________________________

________________________________________________________________________________
      Please Print or Type Name and Address Including Zip Code of Assignee


________________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney
_______________________________________________________________________


to transfer such Note on the books of Salomon Smith Barney Holdings Inc. with full power of substitution in the premises.


Dated:__________________________    ____________________________________________


                                    Signature


                                    ____________________________________________
                                    NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the Note in every particular, without alteration or enlargement or any change whatsoever.